Exhibit 4.2

PITNEY BOWES INC.

Issuer,

the Guarantors from time to time parties hereto

7.250% SENIOR NOTES DUE 2029

INDENTURE

Dated as of March 19, 2021

TRUIST BANK,

Trustee

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE, dated as of March 19, 2021, among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time parties hereto, and Truist Bank, as trustee (the “Trustee”).

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 7.250% Senior Notes due 2029 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01  Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means any Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02 and 2.14.

“Adjusted Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published  or the relevant information does not appear thereon, any publicly available source of similar market data) most nearly equal to the period from such Redemption Date to March 15, 2024; provided, however, that if the period from such Redemption Date to March 15, 2024 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to March 15, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any such Adjusted Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Issuer.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at March 15, 2024 (such redemption price being set forth in the table appearing in paragraph 5(c) of the Notes), plus (ii) all required interest payments due on such Note through March 15, 2024 (excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date, plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” in respect of a sale and leaseback arrangement means, at the time of determination, the lesser of:

(1) the sale price of the asset or property to be leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease and the denominator of which is the base term of the lease; and

(2) the total rental payments under the lease discounted to present value using an interest factor determined in accordance with generally accepted financial practice; provided that if the Issuer cannot readily determine that interest factor, an annual rate of 11% shall be used for that purpose, compounded semi-annually. For purposes of this clause (2) the Issuer shall exclude from rental payments any amounts paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which are not payments for property rights.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York, or the state in which the Corporate Trust Office of the Trustee is located, are authorized or required by law or executive order to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Markets Debt” means any Indebtedness that is a security initially issued in a transaction made in reliance on Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security that is sold or subject to resale pursuant to a registration statement under the Securities Act.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs and similar programs, in each case provided to the Issuer or any Restricted Subsidiary.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any ‘‘person’’(as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer, any Subsidiary or employee benefit plan of the Issuer or employee benefit plan of any Subsidiary of the Issuer) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Issuer or other Voting Stock into which the Voting Stock of the Issuer is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of transactions approved by the Board of Directors of the Issuer as part of a single plan, of 85% or more of the total consolidated assets of the Issuer as shown on the Issuer’s most recent audited balance sheet, to one or more Persons (other than the Issuer or one of the Subsidiaries of the Issuer). Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction, no Person or group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated Debt” means, as of any date, the total Indebtedness of the Issuer and its Restricted Subsidiaries of the types specified in the following clauses of the definition of “Indebtedness”: clause (1), clause (2), clause (4), clause (5) (but only to the extent supporting Indebtedness of the types specified in clauses (1), (2), (4) and (7) of the definition thereof), clause (6) (but only to the extent supporting Indebtedness of the types specified in clauses (1), (2), (4) and (7) of the definition thereof), clause (7) and clause (8) (but only to the extent drawn and unreimbursed after one Business Day), in each case as reflected on the Issuer’s consolidated balance sheet in accordance with GAAP at such time, but excluding Indebtedness in respect of Permitted Receivables Facilities that are non-recourse to the Issuer and its Restricted Subsidiaries (other than any Receivables Entity and other than Standard Securitization Undertakings); provided that there shall be subtracted from the amount of any such Indebtedness included pursuant to the above provisions of this definition for a period of up to 120 days after the incurrence thereof, the amount of net proceeds of any Indebtedness (other than intercompany Indebtedness) that constitutes a long-term liability in accordance with GAAP and is incurred for the purpose of redeeming, repurchasing or otherwise refinancing existing Capital Markets Debt which has not yet been applied to such redemption, repurchase or other refinancing, to the extent such net proceeds are then retained and held by the Issuer and the Guarantors in the form of cash, cash equivalents or other marketable securities or deposited with the trustee or agent in respect of any Indebtedness to be redeemed in accordance with customary arrangements, or otherwise escrowed (without duplication of any elimination of such original Indebtedness from the Issuer’s consolidated balance sheet in accordance with GAAP as a result of the defeasance or satisfaction and discharge thereof and without duplication of any adjustment made as a result of any calculation hereunder being made on a Pro Forma Basis).

‘‘Consolidated EBITDA’’ means, for any period, Consolidated Net Income for such period plus

(a)  without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)  total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii)  provision for taxes based on income, profits, revenue or capital for such period, including state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),

(iii)  depreciation and amortization expense for such period,

(iv)  (A) all extraordinary, unusual or non-recurring costs, charges, accruals, reserves or expenses for such period and (B) all costs, charges, accruals, reserves or expenses for such period attributable to the undertaking and/or implementation of cost savings initiatives and operating expense reductions, restructuring and similar charges, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing,

(v)  fees, costs and expenses incurred during such period in connection with the offering of the Notes and any proposed or actual permitted merger, acquisition, Investment, asset sale or other disposition, debt incurrence or refinancing or other capital markets transaction, without regard to the consummation thereof,

(vi)  any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by the Indentures),

(vii)  any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments,

(viii)  (A) any losses relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any losses during such period attributable to early extinguishment of indebtedness or obligations under any hedging agreement and (C) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (b)(iv) below, and

(ix)  any losses during such period resulting from the sale or disposition of any asset outside the ordinary course of business, minus

(b)  without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i)  interest income for such period,

(ii)  any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(iii)  all gains during such period resulting from the sale or disposition of any asset outside the ordinary course of business,

(iv)  (A) any gains relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (B) any gains during such period attributable to early extinguishment of Indebtedness or obligations under any hedging agreement and (C) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clause (a)(viii) above,

(v)  any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments, and

(vi)  all extraordinary, unusual or non-recurring gains for such period.

 In the event any Subsidiary of the Issuer shall not be a Wholly Owned Subsidiary, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the good faith judgment of a Financial Officer of the Issuer, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Subsidiary.

“Consolidated Net Income” means, for any period, the net income or loss of the Issuer and its Restricted Subsidiaries for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Issuer for such period; provided that there shall be excluded (i) the income of any Person that is not the Issuer or one of its Restricted Subsidiaries, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to the Issuer or any of its Restricted Subsidiaries during such period, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iii) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP, and (iv) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets after deducting current liabilities, goodwill, patents, copyrights, trademarks, and other intangibles, in each case of the Issuer and its Restricted Subsidiaries and as shown on our most recent consolidated financial statements prepared in accordance with GAAP.

“Consolidated Secured Debt” means, as of any date, Consolidated Debt minus the portion of Indebtedness of the Issuer and its Restricted Subsidiaries included in Consolidated Debt that is not secured by any Lien on any assets or property of the Issuer or any Guarantor.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Debt on such date to (b) Consolidated EBITDA for the then most recently ended four consecutive fiscal quarters of the Issuer for which consolidated financial statements of the Issuer, prepared in accordance with GAAP, are available.

“Consolidated Total Assets” means, with respect to any Person, at any date, the aggregate amount of assets as set forth on the most recent consolidated balance sheet of such Person and computed in accordance with GAAP; provided that ‘‘Consolidated Total Assets’’ of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination (but without giving effect to the designation, Investment or other transaction being tested under the Indenture).

“Consolidated Total Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the then most recently ended four consecutive fiscal quarters of the Issuer for which consolidated financial statements of the Issuer, prepared in accordance with GAAP, are available.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is 2713 Forest Hills Road, S.W., Building 2, Floor 2, Wilson, North Carolina 27893, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity Interests” means with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the applicable Notes or the date the applicable Notes are no longer outstanding; provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt security that is convertible into or exchangeable for Equity Interests of such Person.

“Equity Offering” means a primary public or private offering after the Issue Date of Equity Interests (other than Disqualified Equity Interests) of the Issuer, other than (a) a public offering registered on Form S-4 or Form S-8 or (b) an issuance to any Subsidiary of the Issuer.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 1, 2019, among the Issuer, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, Guarantees, collateral and security documents, instruments and agreements executed in connection therewith, as amended by that certain First Incremental Facility Amendment, dated as of February 19, 2020, and as further amended, restated, supplemented, waived, renewed or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset.

“Financial Officer” means a chief financial officer, principal accounting officer, treasurer or controller.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that the Issuer may with written notice to the Trustee elect to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of this Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof. If any such notice is provided then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn by a subsequent written notice to the Trustee.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(e).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantors” means (a) each Subsidiary of the Issuer that executes this Indenture as a “Guarantor” on the date hereof and (b) each Person that executes a Note Guarantee in accordance with the provisions of this Indenture after the date hereof, and their respective successors and assigns, in each case, until such Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate future or option contracts and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3) foreign exchange contracts, currency swap agreements, currency future or option contracts and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” of any Person means, without duplication:

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(4) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable and other accrued or cash management obligations, in each case incurred in the ordinary course of business, (y) any earn-out obligation unless such obligation is not paid promptly after becoming due and payable and (z) taxes and other accrued expenses);

(5) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person;

(6) all Guarantees by such Person of Indebtedness of others;

(7) all Capital Lease Obligations of such Person;

(8) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(9) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and

(10) all net Hedging Obligations of such Person;

provided that the term ‘‘Indebtedness’’ shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). In addition, for the avoidance of doubt, obligations in respect of customer deposits shall not constitute Indebtedness.

The amount of Indebtedness of any Person for purposes of clause (5) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $350.0 million aggregate principal amount of Notes issued under this Indenture.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. As used herein, (i) ‘‘Investment’’ shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent ‘‘Investment’’ in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer’s ‘‘Investment’’ in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer and (iii) the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value (as determined in good faith by the Issuer) of the Investment in such Unrestricted Subsidiary at the time of such redesignation. The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns of such Investment (including returns of principal and proceeds of sale).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“IP Rights” means the rights of the Issuer and its Restricted Subsidiaries to own or use any and all trademarks, service marks, trade names, domain names, copyrights, rights in software, patents, patents rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all registrations and applications for registrations therefor, that are used in or necessary for its business as currently conducted.

“Issue Date” means March 19, 2021.

“Issuer” shall have the meaning assigned to such term in the introductory statement of this Indenture.

“Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“LTM EBITDA” means Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which consolidated financial statements of the Issuer, prepared in accordance with GAAP, are available, determined on a Pro Forma Basis.

“Moody’s” means Moody’s Investors Service, Inc., and its successors

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum dated March 12, 2021 for the Initial Notes.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, the controller, the secretary, any assistant treasurer or any vice-president of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the chief executive officer, the president or any vice president and the chief financial officer, the treasurer, any assistant treasurer or the controller of such Person that shall meet the requirements of Section 12.05.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05, which opinion may be subject to customary assumptions, qualifications and exceptions. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Guaranteed Indebtedness” means (I) Indebtedness owed to the Issuer or a Restricted Subsidiary, (II) Indebtedness in respect of Permitted Receivables Facilities, (III) other Indebtedness in an aggregate outstanding principal amount not to exceed, at any time of incurrence thereof, the greater of (A) $3,500.0 million and (B) the maximum amount that would not cause, after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, the Consolidated Total Leverage Ratio to be greater than 6.00 to 1.00 (calculated on a Pro Forma Basis) and (IV) Refinancing Indebtedness in respect of Indebtedness previously incurred in reliance on clause (III) above (and successive incurrences of Refinancing Indebtedness in respect thereof).

“Permitted Liens” means, with respect to any Person:

(1) Liens existing on the Issue Date (other than Liens securing Indebtedness under the Existing Credit Agreement), and Liens in respect of any Refinancing Indebtedness in respect of such existing Liens permitted under this clause (1);

(2) Liens to secure (I) Indebtedness, under the Existing Credit Agreement or otherwise, in an aggregate outstanding principal amount (together with the outstanding principal amount of any Refinancing Indebtedness (and successive incurrences of Refinancing Indebtedness in respect thereof) in respect of Liens previously incurred in reliance on this clause (2)(I) which are incurred in reliance on clause (2)(II) of this definition), not to exceed, on any date of incurrence thereof, $1,500.0 million and (II) Refinancing Indebtedness in respect of Indebtedness previously incurred in reliance on clause (2)(I) above (and successive incurrences of Refinancing Indebtedness in respect thereof);

(3) Liens to secure (I) Indebtedness in an aggregate outstanding principal amount (together with the outstanding principal amount of any Refinancing Indebtedness (and successive incurrences of Refinancing Indebtedness in respect thereof) in respect of Liens previously incurred in reliance on this clause (3)(I) which are incurred in reliance on clause (3)(II) of this definition) not to exceed, on any date of incurrence thereof, the sum of (A) the greater of $300.0 million and 75.0% of LTM EBITDA and (B) an additional amount if, after giving effect to the incurrence of such additional amount and the application of the proceeds therefrom (assuming that the full amount of such additional committed Indebtedness being established at such time has been funded at such time), the Consolidated Secured Leverage Ratio is equal to or less than 3.00 to 1.00 (calculated on a Pro Forma Basis and assuming any revolving commitments being established on such date are fully drawn and excluding any amounts incurred substantially concurrently in reliance on clause (3)(A)) and (II) Refinancing Indebtedness in respect of Indebtedness previously incurred in reliance on clause (3)(I) (and successive incurrences of Refinancing Indebtedness in respect thereof);

(4) (I) any Lien existing on any asset prior to the acquisition thereof by the Issuer or any of its Restricted Subsidiaries or existing on any asset of any Person that becomes a Restricted Subsidiary of the Issuer (or of any Person not previously a Restricted Subsidiary of the Issuer that is merged or consolidated with or into a Restricted Subsidiary of the Issuer) after Issue Date prior to the time such Person becomes a Restricted Subsidiary of the Issuer (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary of the Issuer (or such merger or consolidation) and (B) such Lien shall not apply to any other asset of the Issuer or any of its Restricted Subsidiaries (other than (x) assets (i) financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by, or is otherwise required to be covered by, such Lien or (ii) financed by Indebtedness of any Person that becomes a Restricted Subsidiary of the Issuer (or of any Person not previously a Restricted Subsidiary of the Issuer that is merged or consolidated with or into a Restricted Subsidiary of the Issuer) after the Issue Date or Indebtedness of any Person that is assumed by any Restricted Subsidiary of the Issuer in connection with an acquisition of assets by such Restricted Subsidiary (provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary of the Issuer (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary of the Issuer (or such merger or consolidation) or such assets being acquired) and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto), and (II) Liens in respect of any Refinancing Indebtedness in respect of previously incurred Indebtedness the Liens in respect of which were incurred in reliance on clause (4)(I) (and successive incurrences of Refinancing Indebtedness in respect thereof);

(5) (I) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Issuer or any of its Restricted Subsidiaries; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset, (D) such Liens shall not apply to any other property or assets of the Issuer or any of its Restricted Subsidiaries (except assets financed by the same financing source in the ordinary course of business and after-acquired property that is affixed or incorporated into the asset(s) covered by such Lien) and (E) the aggregate principal amount of Indebtedness secured by such Liens, together with any Refinancing Indebtedness in respect of Liens previously incurred under this clause (4), at any time outstanding shall not exceed the greater of $175.0 million and 40% of LTM EBITDA, and (II) Liens in respect of any Refinancing Indebtedness in respect of previously incurred Indebtedness the Liens in respect of which were incurred in reliance on clause (5)(I) (and successive incurrences of Refinancing Indebtedness in respect thereof);

(6) customary rights and restrictions contained in agreements relating to any sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets;

(7) any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Subsidiary of the Issuer that is not a Wholly Owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(8)  Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement for an acquisition, disposition or other transaction permitted under this Indenture;

(9) Liens securing obligations in respect of Cash Management Services;

(10) Liens on cash, cash equivalents or other marketable securities used to satisfy or discharge Indebtedness;

(11) Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (a) securing obligations of such joint venture or Unrestricted Subsidiary or (b) pursuant to the relevant joint venture agreement or arrangement, which obligations shall be non-recourse to the Issuer and each of its Wholly Owned Subsidiaries that are Restricted Subsidiaries;

(12) Liens on cash, cash equivalents or other marketable securities securing letters of credit and other credit support obligations in the ordinary course of business;

(13) Liens on property or assets of any Restricted Subsidiary that is not a Guarantor, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Guarantor;

(14) Liens imposed by law for taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than 30 days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(15) Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(16) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause above;

(17) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(18) judgment and attachment Liens in respect of judgments that do not constitute an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(19) easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of the Issuer and its Restricted Subsidiaries, restrictions, rights-of-way and similar encumbrances (including minor defects or irregularities in title) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of the Issuer and its Restricted Subsidiaries, taken as a whole, including leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(20) banker’s liens, rights of setoff or similar rights and remedies and other customary Liens as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(21) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by the Issuer and its Restricted Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(22) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(23) (i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and (ii) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer and such Restricted Subsidiary to secure the performance of the Issuer’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25) Liens that are contractual rights of set-off;

(26) Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

(27) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) Liens in respect of the leasing of equipment to customers in the ordinary course of the financing business of the Issuer and its Restricted Subsidiaries;

(29) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30) deposits made or other security provided in the ordinary course of business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(32) Liens incurred in connection with a Permitted Receivables Facility, including Liens resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any sale in connection therewith as a financing or loan;

(33) non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Issuer or any of its Restricted Subsidiaries;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(35) agreements to subordinate any interest of the Issuer or any of its Restricted Subsidiaries in any accounts receivable or other proceeds arising from consignment of inventory by the Issuer or any of its Restricted Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(36) with respect to any entities other than the Issuer and the Guarantors, other Liens and privileges arising mandatorily by law;

(37) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other environmental statute;

(38) Liens securing Hedging Obligations;

(39) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any governmental authority;

(40) Liens in favor of the Issuer or any Restricted Subsidiary;

(41) Liens or security given to public utilities or to any municipality or governmental authority when required by the utility, municipality or governmental authority in connection with the supply of services or utilities to the Issuer and any of its Restricted Subsidiaries;

(42) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(43) Liens on cash, cash equivalents and other marketable securities granted in favor of The Pitney Bowes Bank, Inc. or one of its subsidiaries which secure “credit transactions” with an ‘‘affiliate’’ of The Pitney Bowes Bank, Inc. transactions which constitute or may constitute ‘‘covered transactions’’ pursuant to Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the Federal Reserve Board (12 CFR part 223);

(44) Liens in respect of sale and leaseback transactions permitted under the “Limitations on Sales and Leasebacks” covenant;

(45) Liens on the Equity Interests or other securities of Unrestricted Subsidiaries to the extent securing obligations of such Unrestricted Subsidiaries, which obligations shall be non-recourse to the Issuer and any of its Restricted Subsidiaries; and

(46) Liens (I) not otherwise permitted hereunder to the extent that the aggregate outstanding principal amount of Indebtedness secured thereby outstanding under this clause (46) at any time of incurrence thereof, does not exceed the greater of (x) $175,000,000 and (y) 40.0% of LTM EBITDA, and (II) Liens in respect of any Refinancing Indebtedness in respect of previously incurred Indebtedness the Liens in respect of which Liens were incurred in reliance on clause (46)(I) (and successive incurrences of Refinancing Indebtedness in respect thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories hereof, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) between and among such categories (including a reclassification of Liens incurred in reliance on clause (3)(I)(A) of this definition as Liens incurred in reliance on clause (3)(I)(B) of this definition), in each case, that would be permitted to be incurred in reliance on the applicable exception as of the date of such reclassification. Notwithstanding the foregoing, (A) the Liens securing Indebtedness under the Existing Credit Agreement outstanding as of the Issue Date (after giving effect to the issuance of the Notes and the application of proceeds thereof) and any Refinancing Indebtedness in respect of such Indebtedness (or successive incurrences of Refinancing Indebtedness in respect thereof) shall be permitted pursuant to clause (2) of this definition and may not be reclassified.

“Permitted Receivables Facility” means one or more Receivables financing facilities or transactions, including in the form of factoring or other direct sales, asset backed securities or other securitization transactions, or revolving or term loan facilities of a similar nature, in each case with respect to or backed by Permitted Receivables Facility Assets, including as applicable any intermediate sale, pledge or other transfer by the Issuer or any Restricted Subsidiary, directly or indirectly, to a Receivables Entity, and any further sale, pledge or other transfer of, or issuance of interests in, Permitted Receivables Facility Assets by such Receivables Entity, or borrowing or issuance of debt or equity securities by such Receivables Entity, in connection therewith; provided that such facilities or transactions shall be non-recourse to the Issuer or any Restricted Subsidiary (other than a Receivables Entity) other than pursuant to Standard Securitization Undertakings.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Issuer and its Restricted Subsidiaries which are transferred or pledged pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also transferred or pledged pursuant to such Permitted Receivables Facility and all proceeds thereof and (ii) loans to Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Issuer and its Restricted Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or other financings involving Receivables, as determined in good faith by the Issuer and including for the avoidance of doubt related equipment, inventory, software, leases, loans, intellectual property, licenses and other contractual rights, as applicable, any accounts into which collections on such Receivables are received (and not containing any other material amounts) and the Equity Interests of any Receivables Entity, and any collections or proceeds of any of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Total Leverage Ratio, the Consolidated Secured Leverage Ratio or Consolidated EBITDA as of any date hereunder, that such calculation shall give pro forma effect to (i) the transaction or event with respect to which the calculation of any such amount or ratio is to be made pursuant to this Indenture, as applicable (and, to the extent applicable, the use of proceeds thereof and the incurrence or repayment of any Indebtedness in connection therewith) and all other acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary of the Issuer or all or substantially all assets of a Restricted Subsidiary of the Issuer or division or line of business of a Restricted Subsidiary of the Issuer outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred since the beginning of the four consecutive fiscal quarter period of the Issuer with respect to which such calculation is being made, in each case as if such transactions or events occurred on the first day of such four consecutive fiscal quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any hedging agreement applicable to such Indebtedness). Pro forma calculations pursuant to this definition shall be made in good faith by a Financial Officer of the Issuer.

“Qualified Equity Interests” means Equity Interests of the Issuer, other than Disqualified Equity Interests.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Issuer, a ‘‘nationally recognized statistical rating organization’’ within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a resolution of the board of directors of the Issuer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below the Specified Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the intention of the Issuer to effect a Change of Control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s or its request that the reduction was the result, in whole or in part, of any event or circumstance consisting of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Receivables” means all accounts receivable, lease and loan receivables and other rights to payment (including all rights to payment created by or arising from sales of goods, leases of goods, making of loans or the rendition of services rendered no matter how evidenced whether or not earned by performance) and property relating thereto.

“Receivables Entity” means a Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Permitted Receivables Facility in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Permitted Receivables Facility Assets) that is a special purpose entity which engages in no activities other than in connection with the financing of Receivables pursuant to a Permitted Receivables Facility

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption pursuant to the terms of such Note.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) (or the committed amount, if greater) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the final maturity date of the Notes; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, the final maturity date of the Notes); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Issuer or any Restricted Subsidiary, in each case that shall not have been (or shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Issuer if the Issuer shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been Subordinated Indebtedness, such Refinancing Indebtedness shall also be Subordinated Indebtedness at least to the same extent as such Original Indebtedness; (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof); and (f) the proceeds of such Refinancing Indebtedness are promptly, subject to any advance notice requirements for the relevant prepayment, repurchase or redemption and other logistical considerations as determined in good faith by the Issuer, applied to refinance, repurchase or redeem such Original Indebtedness.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a ‘‘significant subsidiary’’ set forth in Rule 1.02 of Regulation S-X under the Exchange Act.

“Specified Rating” means the rating assigned to the Notes by each of Moody’s and S&P as of the Issue Date, and if one or more replacement Rating Agencies is selected by the Issuer pursuant to clause (2) of the definition of ‘‘Rating Agencies’’, the equivalent rating from any such additional Rating Agency.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by the Issuer or any of its Restricted Subsidiaries thereof in connection with a Permitted Receivables Facility which are customary in a Receivables financing transaction of the relevant type, as determined in good faith by the Issuer, including those relating to the sale and servicing of the Receivables and other assets of a Receivables Entity, and including customary obligations of a seller of Receivables with respect to the repurchase of Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise.

“Subordinated Indebtedness” means:

(1) with respect to the Issuer, Indebtedness of the Issuer that is subordinated or junior in right of payment to the Notes; and

(2) with respect to any Guarantor, Indebtedness of such Guarantor that is subordinated or junior in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” with respect to any Person, means (1) any corporation of which at least a majority of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interests is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(I) at any time other than during a Suspension Period:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in compliance with Section 4.09; and

(2) any Subsidiary of an Unrestricted Subsidiary; and

(II) during any Suspension Period:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

During any Suspension Period, the Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries (not including Standard Securitization Undertakings or a pledge of the Equity Interests in such Unrestricted Subsidiary).

During any Suspension Period, the Board of Directors of the Issuer may designate any Unrestricted Subsidiary of the Issuer to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

During any Suspension Period, any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person as of any date, the Equity Interests of such Person that are at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

“Wholly Owned U.S. Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

Section 1.02  Other Definitions.

Term	Defined in Section
“Aggregate Payments”	10.01(e)
“Authentication Order”	2.02
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(a)
“Contributing Guarantors”	10.01(e)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Fair Share”	10.01(e)
“Fair Share Contribution Amount”	10.01(e)
“Funding Guarantor”	10.01(e)
“Increased Amount”	4.05(b)
“Incur”	4.11(b)
“LCT Election”	1.05(a)
“LCT Test Date”	1.05(a)
“Legal Defeasance”	8.02
“OID Legend”	2.06(f)
“Paying Agent”	2.03
“Registrar”	2.03
“Reversion Time”	4.11(b)
“Suspended Covenants”	4.11(a)
“Suspension Period”	4.11(b)

Section 1.03  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA and subject to Section 12.01, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms if and to the extent used in this Indenture by virtue of Section 7.10 have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

Section 1.04  Rules of Construction and Calculation.

(a)  Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(7) “including” shall be interpreted to mean “including without limitation”;

(8) references to Sections refer to Sections of this Indenture; and

(9) the term “all or substantially all,” when applied to the assets of a Person and/or its Subsidiaries shall not be read to mean “any” of such assets as a result of such Person and/or its Subsidiaries being in the “zone of insolvency.”

Section 1.05  Limited Condition Transactions.

(a)  When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens and repayments), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including, without limitation, as to the absence of any continuing Default or Event of Default)) under the Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens and repayments) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes under the Indenture (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Equity Interests or preferred stock and the use of proceeds thereof, the incurrence of Liens and repayments).

(b)  For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (provided, for the avoidance of doubt, that the Issuer or any Restricted Subsidiary may rely upon any improvement in any such ratio, test or basket availability); (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditionality Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE 2

THE NOTES

Section 2.01  Form and Dating.

(a)  General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

(c)  Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02  Execution and Authentication.

At least one Officer of the Issuer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $350 million of 7.250% Senior Notes due 2029 and (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section 2.02 and Section 2.14, in each case upon a written order of the Issuer signed by at least one Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03  Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder, but with written notice thereof to the Paying Agent and Registrar. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

In acting hereunder and in connection with the Notes, the Registrar and the Paying Agent shall act solely as agents of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder of the Notes.

Section 2.04  Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. The Issuer at any time may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer or any of its Subsidiaries, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06  Transfer and Exchange.

(a)  Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

(1) the Depositary (a) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or

(3) there has occurred and is continuing a Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)  Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) [Reserved].

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

(iii)  and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.

(d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged.

(e)  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), INSIDE THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) [Reserved].

(4) OID Legend.  To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT PITNEY BOWES INC., 3001 SUMMER STREET, STAMFORD, CT 06926, ATTENTION: VICE PRESIDENT AND TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(g)  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)  General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Issuer shall not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected nor incur any liability by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no responsibility or obligation to any beneficial owner in a Global Note, a Participant, an Indirect Participant or other Person with respect to the accuracy of the records of the applicable Depositary or their respective nominees or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes).  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in a Global Note shall be exercised only through the Depositary, subject to the applicable procedures.  The Trustee shall be entitled to conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to their members, participants and any beneficial owners.  The Trustee shall be entitled conclusively to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.  The Trustee shall not have any responsibility or liability for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility or incur any liability for any actions taken or not taken by the Depositary.

Section 2.07  Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  Security and/or an indemnity must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss, claim or liability that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses, including the Trustee’s expenses, in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If there has been irrevocably deposited with the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof), on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09  Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlled by the Issuer or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and, upon receipt of an Authentication Order, the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in accordance with its then standard procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposal of all canceled Notes shall be delivered to the Issuer upon its written request therefor.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon five Business Days’ prior written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13  CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14  Issuance of Additional Notes.

The Issuer will be entitled, from time to time, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance and, if applicable, initial accrual of interest, (ii) the issue price and (iii) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).  The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under this Indenture; provided that in the event any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes will be issued with a separate CUSIP number.

With respect to any Additional Notes, the Issuer will set forth in an Officers’ Certificate or in a resolution of the Board of Directors of the Issuer, copies of which will be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3) whether such Additional Notes will be subject to transfer restrictions.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it must furnish to the Trustee, at least 10 days but not more than 60 days before the redemption date (or such longer period before the redemption date as the Trustee may agree), an Officers’ Certificate setting forth:

(1) the clause of the Notes pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02  Selection of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 5 of the Notes, selection of the Notes for redemption shall be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with the Depository’s applicable procedures (if the Notes are issued in global form) and, in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03  Notice of Redemption.

At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail or cause to be mailed, or deliver electronically or cause to be delivered electronically for any Notes held by the Depository, a notice of redemption to each Holder of a Note at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed, or delivered electronically for any Notes held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance of the Issuer’s obligations pursuant to Article 8 or a satisfaction and discharge of this Indenture pursuant to Article 11, or if the Redemption Date is delayed as provided for in Section 3.04. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including CUSIP Number(s)) and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the applicable Holder upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes; and

(9) any condition precedent to the redemption and related information as required by Section 3.04.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 15 days prior to the redemption date (or such shorter period as the Trustee may agree (but in no case less than 10 days prior to the redemption date)), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph along with a copy of the redemption notice to be delivered to the Holders. The Issuer may provide in a notice of redemption that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.04  Effect of Notice of Redemption.

Except as provided in the immediately following sentence, once a notice of redemption is delivered in accordance with Section 3.03, subject to the satisfaction (or waiver) of any conditions precedent, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction (or waiver) of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuer’s sole determination, are not expected to be) satisfied by the Redemption Date, or by the Redemption Date so delayed.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.05  Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m., New York City time, on the relevant redemption date or required purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or required purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06  Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07  Optional Redemption.

The Issuer may at any time and from time to time, at its option, redeem the Notes outstanding (in whole or in part) as provided in paragraph 5 of the Notes.

Section 3.08  Mandatory Redemption.

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01  Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if there has been irrevocably deposited with the Paying Agent, if other than the Issuer or a Subsidiary thereof, as of 11:00 a.m., New York City time, on the due date money by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate equal to the then applicable interest rate on the Notes.  Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02  Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03  Reports.

So long as any of the Notes remain outstanding and “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and are not eligible to be resold pursuant to Rule 144(b)(1) of the Securities Act, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (for so long as such information is required in order to permit resales of the Notes pursuant to Rule 144A).

Section 4.04  Compliance Certificate.

(a)  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period and if any specifying such Default or Event of Default, its status and what action the Issuer has taken, is taking or proposes to take with respect thereto.

(b)  The Issuer shall provide an Officers’ Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.  For purposes of this Section 4.04(b), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 4.05  Liens.

(a)  So long as any of the Notes remain outstanding, the Issuer will not, nor will it permit any of its Restricted Subsidiaries to, incur, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is secured by a Lien (other than Permitted Liens) on any asset or property now owned or hereafter acquired by the Issuer or any of its Restricted Subsidiaries, without in any such case effectively providing that all of the Notes and Note Guarantees will be secured equally and ratably with (or prior to) such Indebtedness (provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such Lien being created for the benefit of the Holders of the Notes).

(b)  With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness and any Increased Amount shall not be considered an additional incurrence of secured Indebtedness for purposes of this covenant. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount (or the dollar equivalent amount) of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.06  Guaranteed Indebtedness.

(a)  So long as any of the Notes remain outstanding, the Issuer will not, nor will it permit any of its Restricted Subsidiaries that are Wholly Owned Subsidiaries to, Guarantee any Indebtedness for borrowed money or any Capital Markets Debt (other than Permitted Guaranteed Indebtedness) that is incurred, issued or assumed by the Issuer or any of its Restricted Subsidiaries that are Wholly-Owned Subsidiaries or for which the Issuer or any of its Restricted Subsidiaries that are Wholly-Owned Subsidiaries otherwise becomes liable.

(b)  With respect to any Guarantee in respect of Indebtedness referred to in Section 4.06(a)  that was permitted at the time of the incurrence of such Guarantee, such Guarantee shall also be permitted in respect of any Increased Amount of such Indebtedness and any Increased Amount shall not be considered an additional Guarantee or additional incurrence of such Indebtedness for purposes of this Section 4.06.

Section 4.07  Sales and Leasebacks.

So long as any of the Notes remain outstanding, the Issuer will not, nor will it permit any of its Restricted Subsidiaries to, enter into any sale and leaseback arrangement involving any asset or property of the Issuer or any of its Restricted Subsidiaries which has a term of more than three years, except for sale and leaseback arrangements between the Issuer and a Wholly Owned Subsidiary of the Issuer that is a Restricted Subsidiary or between Wholly Owned Subsidiaries of the Issuer that are Restricted Subsidiaries, unless:

(1) the Issuer or such Restricted Subsidiary of the Issuer enters into the sale and leaseback transaction within 180 days after the asset or property is acquired, constructed or placed into service;

(2) the rent that the Issuer or such Restricted Subsidiary of the Issuer pays under the related lease is reimbursed under a contract between the Issuer or such Restricted Subsidiary of the Issuer and the United States government or one of its agencies or instrumentalities;

(3) the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions does not exceed 15.0% of Consolidated Net Tangible Assets; or

(4) the Issuer applies or causes to be applied an amount equal to, in the case of a sale or transfer for cash, the lesser of the net proceeds of the sale or transfer of the asset or property and the net book value, or, in the case of a sale or transfer otherwise than for cash, the lesser of the Fair Market Value of the asset or property (as determined by the Issuer in good faith) and its net book value, within 180 days of the effective date of the sale and leaseback arrangement to the retirement of unsubordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries, which may include the Notes; provided that the requirement in this clause (4) may not be satisfied by retiring Indebtedness that the Issuer or its Restricted Subsidiaries were otherwise obligated to repay within the 180-day period.

Section 4.08  Change of Control Offer.

(a)  If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes in whole pursuant to this Indenture and the Notes, the Issuer shall make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on such Notes to, but not including, the repurchase date (the “Change of Control Payment”), subject to the rights of Holders of the Notes on a regular record date to receive interest due on the related interest payment date falling on or prior to the repurchase date. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute a Change of Control Triggering Event, the Issuer shall transmit a notice to each Holder, with a copy to the Trustee, describing the transactions and events that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice, if transmitted prior to the date of consummation of the Change of Control, shall state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. In the event that such offer to purchase fails to satisfy the condition in the immediately preceding sentence, the Issuer shall cause another notice meeting the aforementioned requirements to be transmitted to Holders.

(b)  On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) irrevocably deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly transmit to each Holder of properly tendered Notes the Change of Control Payment for such Notes being repurchased, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to the unrepurchased portion, if any, of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)  The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party repurchases all Notes properly tendered and not withdrawn under its offer.

(d)  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of any such conflict.

Section 4.09  Designation of Restricted and Unrestricted Subsidiaries and Investments in Unrestricted Subsidiaries.

(a)  The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1) such Subsidiary does not own any Equity Interests of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated;

(2) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries (not including Standard Securitization Undertakings or a pledge of Equity Interests in such Unrestricted Subsidiary); and

(3) the aggregate Fair Market Value of each Subsidiary of the Issuer designated as an Unrestricted Subsidiary (or the portion thereof allocable to the direct or indirect Investment of the Issuer therein in the case of a non-Wholly Owned Subsidiary) (as determined in good faith by the Issuer at the time of each such designation), together with the aggregate amount of all Investments made by the Issuer and its Restricted Subsidiaries in Unrestricted Subsidiaries of the Issuer pursuant to the proviso to the immediately succeeding paragraph, would not exceed the greater of (i) $500.0 million and (ii) 10% of the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries.  If at any time an Unrestricted Subsidiary of the Issuer fails to comply with clauses (1) and (2) of this Section 4.09(a), such Subsidiary shall no longer constitute an Unrestricted Subsidiary.

(b)  The Issuer will not make and will not permit any of its Restricted Subsidiaries to make any Investment in an Unrestricted Subsidiary of the Issuer; provided that the Issuer and its Restricted Subsidiaries may make any Investment in an Unrestricted Subsidiary of the Issuer so long as the aggregate amount of all Investments made by the Issuer and its Restricted Subsidiaries in Unrestricted Subsidiaries, together with the aggregate Fair Market Value of each Subsidiary of the Issuer designated as an Unrestricted Subsidiary (or the portion thereof allocable to the direct or indirect Investment of the Issuer therein in the case of a non-Wholly Owned Subsidiary) (as determined in good faith by the Issuer at the time of each such designation), would not exceed the greater of (a) $500.0 million and (b) 10% of the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries measured at the time any such Investment is made.

(c)  The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

(d)  Any such designation by the Board of Directors of the Issuer under Section 4.09(a) or Section 4.09(c) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Section 4.10  Additional Note Guarantees.

If, after the date hereof, (1) any Wholly Owned U.S. Subsidiary (including any newly formed or newly acquired Wholly Owned U.S. Subsidiary) of the Issuer that is a Restricted Subsidiary that is not then a Guarantor (x) incurs or guarantees any Indebtedness under the Existing Credit Agreement or (y) guarantees any Capital Markets Debt issued by the Issuer or any Guarantor with an aggregate outstanding principal amount in excess of $100.0 million or (2) the Issuer otherwise elects to have any of its Restricted Subsidiaries become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to, within 30 days thereafter, execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture and provide a Note Guarantee on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors and deliver an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee. The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.11  Covenant Suspension.

(a)  If on any date following the Issue Date, (i) the Notes attain Investment Grade Ratings from two Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day, Sections 4.06, 4.09 and 4.10 will not be applicable to the Notes (collectively, the “Suspended Covenants”).

(b)  If on any subsequent date two of the Rating Agencies shall have assigned to the Notes ratings below Investment Grade Ratings, the Suspended Covenants will be reinstated as of and from the time at which the Issuer obtains actual knowledge of such rating decline (any such time, a “Reversion Time”). The period of time between the suspension of covenants as set forth above and the Reversion Time is referred to as the “Suspension Period.” If at any time during a Suspension Period any Subsidiary of the Issuer issues, assumes, incurs, enters into any guarantee of or otherwise becomes liable for (collectively, “Incur”) Indebtedness or enters into any transaction that, in each case, if Incurred or entered into at a time other than during a Suspension Period would have required such Subsidiary to become a Guarantor with respect to the Notes pursuant to Section 4.10, then, within 30 days of the Reversion Time, such Subsidiary shall become a Guarantor of the Notes, execute a supplemental indenture to the Indenture in the form attached as Exhibit E hereto and deliver an Officers’ Certificate and Opinion of Counsel reasonably satisfactory to the Trustee. With respect to any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary or any Investment in an Unrestricted Subsidiary made, in each case, after any Reversion Time, the amount of the aggregate Fair Market Value of each Subsidiary of the Issuer designated as an Unrestricted Subsidiary (or the portion thereof allocable to the direct or indirect Investment of the Issuer therein in the case of a non-Wholly Owned Subsidiary) (as determined in good faith by the Issuer at the time of each such designation), together with the aggregate amount of all Investments made by the Issuer and its Restricted Subsidiaries in Unrestricted Subsidiaries of the Issuer pursuant to the proviso to Section 4.09(b) will be calculated as if the covenant described under such caption had been in effect prior to, but not during, the Suspension Period.

(c)  The Trustee shall not have any duty to monitor any Suspension Period or Reversion Time or to notify Holders of such.

Section 4.12  Stay, Extension and Usury Laws.

(a)  The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

SUCCESSORS

Section 5.01  Merger, Consolidation and Sale of Assets.

(a)  The Issuer may consolidate with, sell, convey or lease (and may cause or permit any Restricted Subsidiary of the Issuer to sell, convey or lease) all or substantially all of the Issuer’s assets to, or merge with or into, any other Person, only if:

(1) either (x) the Issuer is the continuing corporation or (y) the successor Person is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Notes and this Indenture to be performed or observed by the Issuer;

(2) immediately after such merger, consolidation, sale, conveyance or lease, no Default or Event of Default shall have occurred or be continuing; and

(3) in the case of (1)(y) above, the Issuer or such successor corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, conveyance or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b)  For purposes of Section 5.01(a), the sale, lease or conveyance of all the assets, or substantially all the assets, of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitutes all or substantially all the assets of the Issuer, shall be deemed to be the transfer of substantially all the assets of the Issuer.

(c)  Upon any such merger, consolidation, sale, conveyance or lease in accordance with this Section 5.01, in which the Issuer is not the continuing corporation, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

(d)  Notwithstanding the foregoing, this Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any one or more of its Restricted Subsidiaries or between or among any one or more of the Issuer’s Restricted Subsidiaries. Section 5.01(a)(2) will not apply to (i) any merger or consolidation of any Restricted Subsidiary with or into the Issuer or (ii) a merger or consolidation of the Issuer with or into an affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another jurisdiction.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

Each of the following is an “Event of Default”:

(1) the failure to pay interest on the Notes when the same becomes due and payable and the default continues for a continuous period of 30 days;

(2) the failure to pay the principal on the Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(5) (A) the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Issuer or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Issuer or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Issuer or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Issuer or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (5); or

(6) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of the Issuer or any such Guarantor denies or disaffirms the obligations of such Guarantor in writing under its Note Guarantee and such default continues for 10 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes.

Section 6.02  Acceleration.

(a)  If an Event of Default (other than an Event of Default specified in Section 6.01(4) or Section 6.01(5) with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes under this Indenture to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(4) or Section 6.01(5) with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)  At any time after a declaration of acceleration with respect to the Notes as described in clause (a) of this Section 6.02, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for all costs, expenses, disbursements and advances.

(c)  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Note Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

(a)  The Holders of a majority in aggregate principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Notes, and its consequences, except a Default or Event of Default:

(1) in respect of the payment of the principal of (or premium, if any, on) or interest on the Notes; or

(2) in respect of a covenant or provision of this Indenture that under Article 9 cannot be modified or amended without the consent of each Holder affected.

(b)  Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture with respect to the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06  Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07  Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer and each Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that such payments shall be made directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and the Agents, and their respective agents and attorneys for amounts due under the terms of this Indenture, including payment of all compensation, costs, expenses and liabilities incurred, and all advances made, by the Trustee and the Agents and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

ARTICLE 7

TRUSTEE

Section 7.01  Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants, duties, or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they, on their face, conform to the requirements of this Indenture (but need not to verify, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)  The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security and/or indemnity against such risk or liability is not reasonably assured to it.

(f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.

(a)  The Trustee may conclusively rely in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)  The Trustee may act through its attorneys and agents and shall not be responsible for the acts, omissions, misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties of the Trustee.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and/or indemnity satisfactory to it against any loss, claim, liability, cost or expense that might be incurred by it in compliance with such request or direction.

(g)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Issuer and this Indenture.

(h)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, or indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Agent.

(i)  The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)  In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)  Delivery of reports, information and documents to the Trustee described in Section 4.03 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).  The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Section 7.03  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.09 and 7.10.

Section 7.04  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Notes Guarantee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and the Trustee has notice thereof in accordance with Section 7.02(g), the Trustee shall mail (at the Issuer’s expense) to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06  Compensation and Indemnity.

(a)  The Issuer shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services hereunder as agreed to in writing between the Issuer and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances, costs and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)  The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the administration of this trust, the acceptance or administration of its duties under this Indenture or the exercise of its rights and powers under this Indenture, the Notes or the Notes Guarantees, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined by a court of competent jurisdiction in a final non-appealable decision to have been caused by its own gross negligence or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any of the Guarantors of their obligations hereunder.

(c)  The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)  To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or 6.01(5) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)  “Trustee” for the purposes of this Section 7.06 shall include (i) any predecessor or successor Trustee and such predecessor or successor Trustee’s officers, directors, employees, and agents, and (ii) the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder.

Section 7.07  Replacement of Trustee.

(a)  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer at least 30 days prior to the effective date of such resignation.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing at least 30 days prior to the effective date of such removal.  The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c)  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee.

Section 7.09  Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its affiliates has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.  No Person directly or indirectly controlling, controlled by or under common control with the Issuer or any Guarantor shall serve as the Trustee.

Section 7.10  Preferential Collection of Claims Against Issuer.

The provisions of TIA § 311 are hereby expressly incorporated by reference herein and made a part hereof with the same force and effect as if reproduced in its entirety herein.  If any provision of this Indenture limits, qualifies or conflicts with § 311 of the TIA, the provision of § 311 of the TIA shall control.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes and all obligations of the Guarantors with respect to the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02  Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written request of and at the expense of the Issuer, shall execute proper instruments, which shall be prepared and delivered to the Trustee by the Issuer, acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund referred to in Section 8.04;

(2) the Issuer’s obligations with respect to such Notes under Sections 2.07, 2.10 and 4.02;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Section 8.02, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03  Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and its Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04(a), 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) and 6.01(6) and, to the extent relating to a Significant Subsidiary of the Issuer, Sections 6.01(4) and 6.01(5) shall not constitute Events of Default.

Section 8.04  Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(1) the Issuer must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law,

(C) in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the applicable Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the applicable Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit on the date of such deposit.

(b)  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 8.05  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders.

(a)  Without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes or the Note Guarantees in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer and complying with Article Five;

(2) to add to the covenants of the Issuer for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer;

(3) to add any additional Events of Default for the benefit of the Holders of the Notes;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;

(5) to cure any ambiguity, defect or inconsistency;

(6) to secure the Notes pursuant to the requirements of Section 4.05 or otherwise;

(7) to comply with the rules of any applicable Depositary;

(8) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in uncertificated form;

(9) to conform any provision of this Indenture, any supplemental indenture, the Notes or the Note Guarantees to the “Description of the Notes” contained in the Offering Memorandum to the extent that such description was intended to be a verbatim recitation of a provision in this Indenture, the Notes or the Note Guarantees, in each case as conclusively evidenced by an Officers’ Certificate;

(10) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(11) to comply with requirements of the SEC in order to effect the qualification of this Indenture under the TIA, if applicable;

(12) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(13) to make any other amendments, modifications or supplements hereto or to the Notes or the Note Guarantees, provided, that such amendments, modifications or supplements shall not adversely affect the rights of any Holder of the Notes in any material respect.

(b)  Upon the written request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of any amendment or supplement to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders.

(a)  Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.08), the Note Guarantees or the Notes (and any documents related thereto) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or non-compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)  Upon the written request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of such amendment or supplement to this Indenture unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(c)  It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

(d)  After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuer and the Guarantors with any provision of this Indenture, the Notes, or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, modification, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the amount of such Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on such Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of such Notes, or change the date on which such Notes may be subject to redemption or reduce the redemption price therefor;

(4) make such Notes payable in money other than that stated in such Notes;

(5) make any change in provisions of this Indenture providing for the contractual right of each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of such Notes to waive Defaults or Events of Default;

(6) modify or change any provision of such Indenture or the related definitions affecting the ranking of such Notes or the related Note Guarantees in a manner which adversely affects the Holders;

(7) release any Guarantor constituting a Significant Subsidiary from any of its obligations under its Note Guarantee relating to such Notes or such Indenture, except in accordance with the terms of such Indenture.

Section 9.03  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect, but only if this Indenture is then qualified under the TIA.

Section 9.04  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement to this Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment or supplement to this Indenture until the Board of Directors of the Issuer approves of such amendment or supplement.  In executing any amendment or supplement to this Indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture, and is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable in accordance with its terms.

ARTICLE 10

NOTE GUARANTEES

Section 10.01  Guarantee.

(a)  Subject to this Article 10, each Guarantor hereby, jointly and severally with any other Guarantor, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with any other Guarantor, to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)  The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture (including payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture) or by release in accordance with the provisions of this Indenture.

(c)  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either the Issuer or the Guarantors to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(e)  At any time that there is more than one Guarantor party hereto, all Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Notes Guarantee at any time that there is more than one Guarantor party hereto such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Notes Guarantees in respect of the obligations guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Notes Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Notes Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 10.01.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(e).  For the avoidance of doubt, nothing in this Section 10.01(e) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Note Guarantee.

Section 10.02  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03  Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee at the time such Guarantor provides its Note Guarantee and that this Indenture (or a supplemental indenture hereto as provided in Section 4.10) shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04  Releases.

(a)  The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer;

(2) in connection with any sale or other disposition of all of the Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer;

(3) if the Issuer designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) in connection with any merger or consolidation of that Guarantor with and into the Issuer or any other Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor;

(5) at the election of the Issuer, upon or after the release or discharge of the Guarantee by such Guarantor under the Existing Credit Agreement or, as applicable, the Guarantee by such Guarantor in respect of the Capital Markets Debt that resulted in the obligation of such Guarantor to Guarantee the Notes, except in each case a release or discharge by or as a result of payment in connection with the enforcement of remedies under such Guarantee (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is reinstated, such Note Guarantee will also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to this Indenture); provided that after giving effect to the release of the Note Guarantee of such Guarantor under this clause (5) (and all other substantially concurrent releases of Guarantees made by such Guarantor), such Guarantor does not Guarantee the Existing Credit Agreement or any Capital Markets Debt issued by the Issuer or a Guarantor with an aggregate outstanding principal amount in excess of $100.0 million;

(6) in the case of any Restricted Subsidiary of the Issuer that becomes a Guarantor at the Issuer’s election pursuant to clause (2) under Section 4.10 upon written notice to the Trustee of the Issuer’s election to release such Guarantor (unless otherwise provided in the applicable supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor) or in any other circumstance described in the applicable supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor; or

(7) upon legal defeasance in accordance with Article 8 or satisfaction and discharge in accordance with Article 11.

(b)  Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.04 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in and subject to any limitations contained in this Article 10.

(c)  Upon delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel to the effect that the applicable requirement set forth in any of clauses (1) through (7) of Section 10.04(a) has been complied with, the Trustee, at the Issuer’s expense, will execute any documents reasonably requested by the Issuer to evidence the release of the applicable Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.

This Indenture will be discharged with respect to the Notes and will cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes under this Indenture when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all the Notes not theretofore delivered to the Trustee for cancellation have become due and payable within one year or as a result of a mailing of a notice of redemption and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee cash or non-callable U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of deposit (in the case of Notes that have become due and payable), redemption or their Stated Maturity, as applicable, together with irrevocable instructions from the Issuer or such Guarantor directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer or any Guarantor has paid all other sums payable under such Indenture in respect of such Notes by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture in respect of such Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub-clause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 shall survive.  In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02  Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Issuer for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn so long as prior to any such application the Issuer delivers an Officers’ Certificate to the Trustee certifying that after giving effect to such application, the amount remaining on deposit with the Trustee will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes (excluding Notes delivered to the Trustee for cancellation and Notes to be repurchased in such tender offer) for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be.

To the extent that and so long as the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01  Indenture Shall Control.

In the event of a conflict between the terms and provisions of this Indenture on the one hand and the terms and provisions of any Note or Note Guarantee on the other hand, the terms and provisions of this Indenture shall govern and be controlling.

Section 12.02  Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
Attn: Vice President and Treasurer

If to the Trustee:

Truist Bank, as Trustee
2713 Forest Hills Road, S.W., Building 2, Floor 2
Wilson, North Carolina 27893
Attn: Corporate Trust Services

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and on the date sent to DTC if otherwise given in accordance with the procedures of DTC.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by courier to its address shown on the register kept by the Registrar, or in the case of Notes in global form, sent electronically in accordance with the applicable procedures of the Depositary.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall provide a copy to the Trustee and each Agent at the same time.

Notwithstanding anything in this Indenture to the contrary, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.03  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.04  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) except with respect to the issuance of the Initial Notes, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant has been complied with or such condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition has been satisfied or such covenant has been complied with.

Section 12.06  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07  No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND ANY SUCCESSOR STATUTE OR STATUTES).

Section 12.09  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10  Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04.

Section 12.11  Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy (including copies transmitted via telecopy or electronic mail) shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.13  Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14  Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.15  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, recognized public emergencies, quarantine restrictions,  civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, hacking, cyber-attacks, and other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and attested, all as of the day and year first above written.

PITNEY BOWES INC., as Issuer

By:	/s/ Debbie Salce
Name:	Debbie Salce
Title:	Vice President and Treasurer

By:	/s/ Ana Maria Chadwick
Name:	Ana Maria Chadwick
Title:	Executive Vice President and Chief
Financial Officer

PITNEY BOWES PRESORT SERVICES, LLC
PITNEY BOWES SHELTON REALTY LLC
PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC
PB EQUIPMENT MANAGEMENT INC.
PITNEY BOWES INTERNATIONAL HOLDINGS, INC.
PB PROFESSIONAL SERVICES INC.
B. WILLIAMS FUNDING CORP.
PB WORLDWIDE INC.
PITNEY BOWES PAYCO US INC.
BORDERFREE, INC.
PITNEY BOWES GLOBAL ECOMMERCE INC.
PITNEY BOWES GLOBAL LOGISTICS LLC
TACIT KNOWLEDGE, INC.,
as Guarantors

By:	/s/ Debbie Salce
Name:	Debbie Salce
Title:	Vice President and Treasurer

[Signature Page to Indenture]

TRUIST BANK, as Trustee

By:	/s/ Thomas E. Clower
	Name:	Thomas E. Clower
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP:

7.250% Senior Notes due 2029

No.	$

PITNEY BOWES INC.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of  ______  DOLLARS on March 15, 2029.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2021

Record Dates: March 1 and September 1

Dated: _______________

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

PITNEY BOWES INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

TRUIST BANK, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

7.250% Senior Notes due 2029

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST.  Pitney Bowes Inc., a Delaware corporation (the “Issuer” or the “Company”), promises to pay interest on the principal amount of this Note at 7.250% per annum from March 19, 2021 until maturity.  The Issuer shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next day that is a Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2021; provided that the first Interest Payment Date shall be September 15, 2021.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT.  The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, interest and premium, if any, at the office or agency of the Paying Agent at its Corporate Trust Office, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR.  Initially, Truist Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE.  The Issuer issued the Notes under an Indenture dated as of March 19, 2021 (the “Indenture”), among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Note or any Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling.  The Notes are general unsecured obligations of the Issuer.  Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.

(5) OPTIONAL REDEMPTION.

(a)  Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

(b)  At any time prior to March 15, 2024, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest if any, to, but excluding, the redemption date (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(c)  On and after March 15, 2024, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2024	103.625%
2025	102.417%
2026	101.208%
2027 and thereafter	100.000%

(d)  In addition, until March 15, 2024, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption (unless, in connection therewith, all remaining Notes will be redeemed); provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(e)  Notwithstanding the foregoing, in connection with any tender offer for any Notes, if Holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the highest price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

 (6) MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.  The Issuer may be required to repurchase the Notes as a result of a Change of Control, as provided in Section 4.08 of the Indenture.  Holders may elect to have such Notes purchased pursuant to a Change of Control Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION.  Notice of redemption shall be provided pursuant to Section 3.03 of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the date of sending a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes (and any documents related thereto) may be amended or supplemented, both with and without the consent of the Holders of Notes, as provided in Article 9 of the Indenture.

(12) DEFAULTS AND REMEDIES.  Events of Default include default for 30 days in the payment when due of interest on the Notes, default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on the Notes, as well as other Events of Default set forth in Section 6.01 of the Indenture.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, promptly upon any officer obtaining knowledge of any Default or Event of Default that has occurred, to provide an Officers’ Certificate to the Trustee.

(13) TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee.  The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
Email: legalnotices@pb.com

Truist Bank, as Trustee
2713 Forest Hills Road, S.W., Building 2, Floor 2
Wilson, North Carolina
27893
Attn: Corporate Trust Services
Facsimile: (252) 246-4303
Email: Thomas.clower@truist.com

Re:	7.250% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of March 19, 2021 governing the above-referenced securities (the “Indenture”), among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and Truist Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____ in such Note[s] or interests (the “Transfer”), to _____  (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐  Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or any of its subsidiaries;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _____), or

(ii)	☐ Regulation S Global Note (CUSIP _____), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _____), or

(ii)	☐ Regulation S Global Note (CUSIP _____), or

(iii)	☐ Unrestricted Global Note (CUSIP _____); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
Email: legalnotices@pb.com

Truist Bank, as Trustee
2713 Forest Hills Road, S.W., Building 2, Floor 2
Wilson, North Carolina
27893
Attn: Corporate Trust Services
Facsimile: (252) 246-4303
Email: Thomas.clower@truist.com

Re:	7.250% Senior Notes due 2029

(CUSIP  _____)

Reference is hereby made to the Indenture, dated as of March 19, 2021 governing the above-referenced notes (the “Indenture”), among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and Truist Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____  in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ◻ 144A Global Note, ◻ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

[FORM OF NOTATION OF NOTE GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally with any other Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 19, 2021 governing those certain 7.250% Senior Notes due 2029 (the “Indenture”) among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto and Truist Bank, as trustee (the “Trustee”), (a) the due and punctual payment of the principal, premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate provisions of the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Notation of Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

D-1

PITNEY BOWES PRESORT SERVICES, LLC
PITNEY BOWES SHELTON REALTY LLC
PITNEY BOWES GLOBAL FINANCIAL SERVICES LLC
PB EQUIPMENT MANAGEMENT INC.
PITNEY BOWES INTERNATIONAL HOLDINGS, INC.
PB PROFESSIONAL SERVICES INC.
B. WILLIAMS FUNDING CORP.
PB WORLDWIDE INC.
PITNEY BOWES PAYCO US INC.
BORDERFREE, INC.
PITNEY BOWES GLOBAL ECOMMERCE INC.
PITNEY BOWES GLOBAL LOGISTICS LLC
TACIT KNOWLEDGE, INC.,
as Guarantors

By:
Name:
Title:
Dated:

(Signature Page to Notation of Note Guarantee)

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of  _____, 20_____, among Pitney Bowes Inc., a Delaware corporation (the “Issuer”), the undersigned Restricted Subsidiary (the “Guaranteeing Subsidiary”) and Truist Bank, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 19, 2021 providing for the issuance of 7.250% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 10 thereof, with the same force and effect as if the Guaranteeing Subsidiary was an original signatory to the Indenture.

3. NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Guaranteeing Subsidiary, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND ANY SUCCESSOR STATUTE OR STATUTES).

5. COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original (including copies transmitted via facsimile or electronic mail), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

E-1

6. EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer. In acting hereunder, the Trustee shall have all of the rights, benefits, privileges, protections, immunities, and indemnities provided to the Trustee under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _____, 20 _____

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

PITNEY BOWES INC.

By:
Name:
Title:

TRUIST BANK, as Trustee

By:
Authorized Signature

E-2